Exhibit 10.1

Execution Version

AMENDMENT NO. 6 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT AND AMENDED AND RESTATED GUARANTEE AGREEMENT

AMENDMENT NO. 6 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT AND AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of June 30, 2016 (this “Amendment”), between and among ACRC LENDER W LLC and ACRC LENDER W TRS LLC, each a Delaware limited liability company (individually, a “Seller” and collectively, the “Sellers”), ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (the “Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Sellers and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of December 20, 2013 (the “Original Repurchase Agreement”, and as amended by (i) that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of May 29, 2014, (ii) that certain Amendment No. 2 to Amended and Restated Master Repurchase and Securities Contract, dated as of December 12, 2014, (iii) that certain Amendment No. 3 to Amended and Restated Master Repurchase and Securities Contract, dated as of January 1, 2015, (iv) that certain Amendment No. 4 to Amended and Restated Master Repurchase and Securities Contract, dated as of October 14, 2015 and (v) that certain Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract and Amended and Restated Guarantee Agreement, dated as of December 14, 2015 (collectively, clause (i) through (iv), the “Prior MRA Amendments”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Amended and Restated Guarantee Agreement, dated as of December 20, 2013 (as amended pursuant to  (i) Amendment No. 1 to Amended and Restated Guarantee Agreement, by and between Buyer and Guarantor, dated as of May 29, 2014 and (ii) Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract and Amended and Restated Guarantee Agreement, dated as of December 14, 2015 (together with the Prior MRA Amendments, the “Prior Amendments”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Sellers and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein, Buyer and Guarantor have agreed to further amend certain provisions of the Guarantee Agreement in the manner set forth herein, and Sellers and Guarantor hereby agree to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, Sellers and Buyer each hereby agree as follows:

SECTION 1.            Amendments to Repurchase Agreement.

The defined terms “Initial Facility Termination Date” and “Maximum Amount”, each as set forth in ARTICLE 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Initial Facility Termination Date”: December 14, 2017.

“Maximum Amount”:  $325,000,000, which Maximum Amount shall not be increased by any Future Funding Transaction or reduced upon the repurchase of any Purchased Assets; provided, that on and after the Initial Facility Termination Date, the Maximum Amount on any date shall be the aggregate Purchase Price outstanding for all Transactions as of such date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied.

SECTION 2.            Amendments to Guarantee Agreement.

The defined terms “Debt”, “Fixed Charge Coverage Ratio”, “Recourse Debt” and “Tangible Net Worth”, as set forth in Section 1 of the Guarantee Agreement, are each hereby amended and restated in their entirety to read as follows:

“Debt”:  With respect to any Person: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and payable within 60 days), (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, other than contingent obligations with respect to future funding obligations of the Subsidiaries of Guarantor, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof; provided, that “Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Fixed Charge Coverage Ratio”:  With respect to Guarantor at any time, the EBITDA (as determined in accordance with GAAP) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Recourse Debt”:  Without duplication, (a) Debt of a consolidated Subsidiary of Guarantor for which Guarantor has provided a payment guarantee and/or (b) any Debt of Guarantor other than Debt in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings of real estate) is contractually limited to specific assets of Guarantor (and not a majority of Guarantor’s assets) encumbered by a Lien securing such Debt; provided, that “Recourse Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.

“Tangible Net Worth”:  With respect to Guarantor at any time, determined on a consolidated basis, all amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of Guarantor, minus (a) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.  For the sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

The defined term “Specified Third Party Securitization” is hereby added to Section 1 of the Guarantee Agreement in its proper alphabetical order as follows:

“Specified Third Party Securitization”:  Any securitization transaction that was not established or sponsored by Guarantor, Manager or any of their respective Affiliates.

SECTION 3.            Conditions Precedent.  This Amendment and its provisions shall become effective on the later to occur of (i) June 30, 2016, provided that this Amendment is executed and delivered by a duly authorized officer of each of Sellers, Guarantor and Buyer on or prior to June 30, 2016 and (ii) the date that Sellers and Guarantor have paid the modification fee to Buyer as required in Amendment No. 3 to Amended and Restated Fee and Pricing Letter by and between Sellers and Buyer of even date herewith (the “Amendment Effective Date”).

SECTION 4.            Conditions Subsequent.  Within ten (10) Business Days following the Amendment Effective Date (or, if waived or extended by Buyer, such later date as reasonably acceptable to Buyer), Sellers and Guarantor shall provide Buyer with an opinion or opinions of counsel to Sellers and Guarantor regarding the due authorization, execution and delivery and enforceability of this Amendment, bankruptcy safe harbor issues (or a reaffirmation of the opinion of Latham & Watkins LLP covering the same matters as the opinion delivered on January 12, 2016) and updated copies (or reaffirmations) of all other legal opinions previously delivered to Buyer by counsel to Sellers and Guarantor in connection with the Original Repurchase Agreement.  The failure of Sellers and Guarantor to do so shall constitute an immediate Event of Default under the Repurchase Agreement.

SECTION 5.            Representations, Warranties and Covenants.  Guarantor and each Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) Guarantor and each Seller is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, no Default or Event of Default has occurred or is continuing.  Guarantor and each Seller hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 6.            Acknowledgements.  Guarantor and each Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 7.            Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (x) each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, the Prior Amendments and this Amendment, (y) each reference to the “Repurchase Agreement” and “Guarantee Agreement”, as applicable, in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement and Guarantee Agreement, as applicable, as amended by the Prior Amendments and this Amendment, and (z) each reference in the Repurchase Agreement and Guarantee Agreement to “this Agreement”, this “Repurchase Agreement”, this “Guarantee”, this “Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement and the Guarantee Agreement, as applicable, shall be deemed to be references to the Repurchase Agreement and the Guarantee Agreement, as applicable, as amended by the Prior Amendments and this Amendment.

SECTION 8.            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9.            Expenses.  Guarantor and each Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 10.          GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS:

ACRC LENDER W LLC, a Delaware limited liability company

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: Co-Chief Executive Officer and President

ACRC LENDER W TRS LLC, a Delaware limited liability company

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: Co-Chief Executive Officer and President

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Melissa A. Dolski
Name: Melissa A. Dolski
Title: Director

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: Co-Chief Executive Officer and President